EXHIBIT 23.1


                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 2-85614, No. 2-89950, No. 33-28715 and 33-19685) and the Registration Statements on Form S-8 (No. 2-92786, No. 2-92800, No. 33-1667, No. 33-10658, No. 33-53869, No.
33-35918, No. 33-53871, No. 33-53867, No. 33-42789, No. 33-52009, No. 33-60153
and 33-05235) of GenRad, Inc. of our report dated January 28, 1997 in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the application of such report to the Financial Statement Schedule for the two years ended December 28, 1996 listed under Item 14(a) of this Annual Report on Form 10-K, when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule.



                                      /S/ PRICE WATERHOUSE LLP
                                      ---------------------------
                                          PRICE WATERHOUSE LLP


Boston, Massachusetts
March 6, 1997


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